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                                                                  Exhibit 4.1




                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") dated as of the 23rd day of October, 1997, is made by and between Harbinger Corporation, a Georgia corporation (the "Company"), and the holders of the common stock of the Company listed in Schedule I, attached hereto (the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders are the owners of the shares of Common Stock of the Company listed on Schedule I hereto;

         WHEREAS, it is a condition to the consummation of the transactions contemplated by that certain Share Purchase Agreement, dated as of the date hereof, by and among the Company and the Shareholders (the "Purchase Agreement"), that this Agreement be executed by the parties hereto;

         WHEREAS, pursuant to the Purchase Agreement, the Company has acquired all of the share capital of API Systems Limited, a company formed under the laws of England and Wales (Reg. No. 2942785) ("API") in consideration of the issuance of certain shares of Common Stock of the Company to the Shareholders; and

         WHEREAS, the parties are willing to execute this Agreement and to be bound by the provisions hereof.

         NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, in the Purchase Agreement and in the other agreements contemplated thereby, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholders and the Company, each with the other, do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Common Stock" means the common stock, $0.0001 par value per share, of the Company.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.


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         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Holder" means any Shareholder and any permitted transferee of Shareholder's rights under this Agreement pursuant to Section 2.8.

         "Lancashire Holder" means Lancashire Enterprise Ventures Limited and any transferee of Lancashire Enterprise Ventures Limited's rights under this Agreement pursuant to Section 2.8.

         "Lancashire Holder Representative" means Lancashire Enterprise Ventures Limited.

         "Management Holder" means any Shareholder other than Lancashire Enterprise Ventures Limited and any permitted transferee of any such Shareholder's rights under this Agreement pursuant to Section 2.8.

         "Management Holder Representative" means Allan W. Gray or, such time that he no longer owns any Registrable Securities, the Management Holder who owns the largest number of Registrable Securities.

         "Registrable Securities" means the Shares as the same may be adjusted from time to time to reflect any stock split, stock dividend or other distribution of capital stock in respect thereof, or issuance of capital stock in replacement thereof or exchange therefor. The term "Registrable Securities" does not include shares of Common Stock that have been registered, as defined below, and sold pursuant to such registration.

         The terms "register," "registered," and "registration" refer to a registration effected by preparing the filing of a registration statement in compliance with the Securities Act, and the declaration or order by the Commission of the effectiveness of such registration statement.

         "Requesting Lancashire Holders" has the meaning assigned to it in
Section 2.2.

         "Requesting Management Holders" has the meaning assigned to it in
Section 2.1.

         "Restricted Period" means the period beginning on the Closing Date (as defined in the Purchase Agreement) and ending on the earlier of (i) the date of filing by the Company with the Commission of the Company's annual report on Form 10-K, quarterly report on Form 10-Q or other filing with the Commission, or (ii) the date of dissemination by the Company of a press release, that reports the combined financial results of the Company and API covering at least 30 days of combined operations of the Company and API within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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         "Shareholders" means the persons listed on Schedule I attached hereto.

         "Shares" means the shares of Common Stock of the Company listed on
Schedule I hereto. In the event the Company shall declare a stock split, stock dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, the Shares, such additional shares shall be Shares within the meaning of this Agreement.

         "Underwritten Public Offering" means a public offering of Common Stock for cash which is offered and sold in a registered transaction on a firm commitment underwritten basis through one or more underwriters, all pursuant to an underwriting agreement between the Company and any selling shareholders on the one hand and such underwriters on the other hand.

                                   ARTICLE II
                               REGISTRATION RIGHTS

         Section 2.1 Demand Registration Rights of Management Holders.

         (a) Upon written notice delivered by the Management Holder Representative (as defined below) to the Company following the expiration of the Restricted Period, the Company agrees to effect on behalf of the Management Holders designated in the written notice (the "Requesting Management Holders") on one occasion a registration with respect to such number of Registrable Securities of the Requesting Management Holders as designated in the written notice, subject to the terms hereof, on a "shelf" registration statement for sale in the open market for a period not to exceed 45 days as provided in this
Section 2.1; provided, however, that the parties shall agree in good faith to a reasonable number of days for the "shelf" registration statement to be effective for sale in the open market for a reasonable period in excess of 45 days if the "shelf" registration statement offers in excess of one million shares of Common Stock of the Company. Such registration statement shall be on Form S-3 if the Company is eligible to use such form. The fees and expenses of such registration and offering pursuant to this Section 2.1 shall be borne by the Company; provided, however, that the Requesting Management Holders will pay all of the underwriting discounts and commissions, transfer taxes and the expenses, disbursements and charges of their own counsel with respect to the Registrable Securities and, in the case of an Underwritten Public Offering, the expenses of the Company, including travel expenses, incurred in connection with the marketing of the Registrable Securities; provided, however, that if the Company includes any securities to be offered and sold by it in such registration statement, then the Company shall pay its relative percentage (equal to its percentage of the total number of shares being registered) of all out-of-pocket expenses (including travel expenses) incurred by the Company in connection with the marketing of the Registrable Securities. Each Management Holder agrees that the Management Holder Representative shall have the authority to act, or to forebear from acting, pursuant to this Agreement as he or she may determine in his or her discretion.

         (b) Whenever required under this Section 2.1 to effect the registration of the Registrable Securities, the Company shall use its reasonable best efforts to:


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                  (i)      As promptly as reasonably practicable, prepare and
                           file with the Commission a registration statement with respect to all of the Registrable Securities, cause such registration statement to become effective as promptly as reasonably practicable, and keep such registration statement effective for the earlier of
                           (A) forty-five (45) days or such longer period as is agreed upon by the Company and the Management Holder Representative for registration of in excess of one million shares or (B) until all such shares are sold; and

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including documents incorporated therein) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

         (c) The Management Holder Representative may request that the offer and sale of Registrable Securities by the Requesting Management Holders be made in an Underwritten Public Offering and shall include in its request made pursuant to this Section 2.1 the name of the managing underwriter or underwriters, if any, that the Management Holder Representative would propose to employ in connection with the public offering proposed to be made pursuant to the registration requested. The Company may reasonably object to any managing underwriter or underwriters proposed by the Management Holder Representative, in which case the Management Holder Representative shall propose another managing underwriter or underwriters that is or are reasonably acceptable to the Company. The Company and each Requesting Management Holder shall use its reasonable efforts to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above. The Company will take such reasonable actions as are necessary to comply with the terms and obligations of such underwriting agreement and will furnish such underwriters and their respective representatives full access to all information reasonably requested in connection with their due diligence review of the Company and its operations.

         (d) The Company shall be entitled to defer for a reasonable period of time, but not exceeding one hundred twenty (120) days, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2.1 if the Company's Board of Directors determines in good faith that such deferral is necessary to avoid a requirement to disclose prematurely information regarding a possible merger or acquisition transaction or they otherwise determine in good faith that such registration would be materially opposed to the best interests of the Company and its shareholders; provided that such right to defer registration shall be exercised no more than one time in any six month period. If the Company shall so postpone the filing of a registration statement, the Management Holder Representative shall have the right to withdraw such request for registration by giving written notice to the Company within fifteen (15) days after receipt of notice from the Company of such postponement. In the event of such withdrawal, such request shall not be counted for purposes of Section 2.1 hereof.


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         (e) The Company shall be entitled to include in any registration statement referred to in this Section 2.1, for sale in accordance with the method of disposition specified by the Management Holder Representative, shares of the Company's Common Stock to be sold by the Company for its own account, or other shareholders for their own account (except as and to the extent that, in the opinion of the managing underwriter if such method of disposition shall be effected as an Underwritten Public Offering, such inclusion would result in any of the Registrable Securities being excluded from the offering or would materially adversely affect the marketing of the Registrable Securities).

         (f) Anything in this Section 2.1 to the contrary notwithstanding, the Company shall not be required to file a registration statement requested pursuant to this Section 2.1 which would be declared effective after the last day of a fiscal year of the Company and prior to the date on which the Company's audited financial statements for such fiscal year are first available, if such registration would require the inclusion of audited financial statements other than such audited financial statements.

         (g) No request for registration under this Section 2.1 may be made within three (3) months after the effective date of any other registration statement filed by the Company, provided that the Holders were eligible to participate in such registration and were permitted to include in such registration all Registrable Securities sought to be included therein. A registration statement requested pursuant to this Section 2.1 which does not become effective after the Company has commenced preparation of such registration statement by reason of the withdrawal from such registration (other than pursuant to Section 2.1(d)), prior to effectiveness, by Holders of a majority of the Registrable Securities participating in such registration (other than a withdrawal based on advice of counsel relating to a matter primarily with respect to disclosure relating to the Company) shall be deemed to satisfy the Company's obligation to register once upon the request of the Holders unless such Holders shall have elected to pay or reimburse all costs and expenses incurred by the Company in connection with such registration. Notwithstanding the foregoing, such obligation shall be deemed not satisfied (i) if the offering is prevented by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than by reason of some act or omission of any Holder of Registrable Securities participating in such registration, or (ii) if the conditions to closing agreed to be the Company specified in any underwriting agreement entered into in connection with such registration are not satisfied by reason of a breach by the Company of its covenants contained therein.

         Section 2.2 Demand Registration Rights of Lancashire Holders. (a) Upon written notice delivered by the Lancashire Holder Representative (as defined below) to the Company following the expiration of the Restricted Period, the Company agrees to effect on behalf of the Lancashire Holders designated in the written notice (the "Requesting Lancashire Holders") on one occasion a registration with respect to such number of Registrable Securities of the Requesting Lancashire Holders as designated in the written notice, subject to the terms hereof, on a "shelf" registration statement for sale in the open market for a period not to exceed 45 days as provided in this Section 2.2; provided, however, that the parties shall agree in good faith to a reasonable number of days for the "shelf" registration statement to be effective for sale in the

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open market for a reasonable period in excess of 45 days if the "shelf"
registration statement offers in excess of one million shares of Common Stock of the Company. Such registration statement shall be on Form S-3 if the Company is eligible to use such form. The fees and expenses of such registration and offering pursuant to this Section 2.2 shall be borne by the Company; provided, however, that the Requesting Lancashire Holders will pay all of the underwriting discounts and commissions, transfer taxes and the expenses, disbursements and charges of their own counsel with respect to the Registrable Securities and, in the case of an Underwritten Public Offering, the expenses of the Company, including travel expenses, incurred in connection with the marketing of the Registrable Securities; provided, however, that if the Company includes any securities to be offered and sold by it in such registration statement, then the Company shall pay its relative percentage (equal to its percentage of the total number of shares being registered) of all out-of-pocket expenses (including travel expenses) incurred by the Company in connection with the marketing of the Registrable Securities. Each Lancashire Holder agrees that the Lancashire Holder Representative shall have the authority to act, or to forebear from acting, pursuant to this Agreement as he or she may determine in his or her discretion.

         (b) Whenever required under this Section 2.2 to effect the registration of the Registrable Securities, the Company shall use its reasonable best efforts to:

                  (i) As promptly as reasonably practicable, prepare and file with the Commission a registration statement with respect to all of the Registrable Securities, cause such registration statement to become effective as promptly as reasonably practicable, and keep such registration statement effective for the earlier of
                           (A) forty-five (45) days or such longer period as is agreed upon by the Company and the Lancashire Holder Representative for registration of in excess of one million shares or (B) until all such shares are sold; and

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including documents incorporated therein) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

         (c) The Lancashire Holder Representative may request that the offer and sale of Registrable Securities by the Requesting Lancashire Holders be made in an Underwritten Public Offering and shall include in its request made pursuant to this Section 2.2 the name of the managing underwriter or underwriters, if any, that the Lancashire Holder Representative would propose to employ in connection with the public offering proposed to be made pursuant to the registration requested. The Company may reasonably object to any managing underwriter or underwriters proposed by the Holder Representative, in which case the Holder Representative shall propose another managing underwriter or underwriters that is or are reasonably acceptable to the Company. The Company and each Requesting Holder shall use its reasonable efforts to


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enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above. The Company will take such reasonable actions as are necessary to comply with the terms and obligations of such underwriting agreement and will furnish such underwriters and their respective representatives full access to all information reasonably requested in connection with their due diligence review of the Company and its operations.

         (d) The Company shall be entitled to defer for a reasonable period of time, but not exceeding one hundred twenty (120) days, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2.2 if the Company's Board of Directors determines in good faith that such deferral is necessary to avoid a requirement to disclose prematurely information regarding a possible merger or acquisition transaction or they otherwise determine in good faith that such registration would be materially opposed to the best interests of the Company and its shareholders; provided that such right to defer registration shall be exercised no more than one time in any six month period. If the Company shall so postpone the filing of a registration statement, the Holder Representative shall have the right to withdraw such request for registration by giving written notice to the Company within fifteen (15) days after receipt of notice from the Company of such postponement. In the event of such withdrawal, such request shall not be counted for purposes of Section 2.2 hereof.

         (e) The Company shall be entitled to include in any registration statement referred to in this Section 2.2, for sale in accordance with the method of disposition specified by the Holder Representative, shares of the Company's Common Stock to be sold by the Company for its own account, or other shareholders for their own account (except as and to the extent that, in the opinion of the managing underwriter if such method of disposition shall be effected as an Underwritten Public Offering, such inclusion would result in any of the Registrable Securities being excluded from the offering or would materially adversely affect the marketing of the Registrable Securities).

         (f) Anything in this Section 2.2 to the contrary notwithstanding, the Company shall not be required to file a registration statement requested pursuant to this Section 2.2 which would be declared effective after the last day of a fiscal year of the Company and prior to the date on which the Company's audited financial statements for such fiscal year are first available, if such registration would require the inclusion of audited financial statements other than such audited financial statements.

         (g) No request for registration under this Section 2.2 may be made within three (3) months after the effective date of any other registration statement filed by the Company, provided that the Holders were eligible to participate in such registration and were permitted to include in such registration all Registrable Securities sought to be included therein. A registration statement requested pursuant to this Section 2.2 which does not become effective after the Company has commenced preparation of such registration statement by reason of the withdrawal from such registration (other than pursuant to Section 2.2(d)), prior to effectiveness, by Holders of a majority of the Registrable Securities participating in such registration (other than a withdrawal based on advice of counsel relating to a matter primarily with respect to


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disclosure relating to the Company) shall be deemed to satisfy the Company's obligation to register once upon the request of the Holders unless such Holders shall have elected to pay or reimburse all costs and expenses incurred by the Company in connection with such registration. Notwithstanding the foregoing, such obligation shall be deemed not satisfied (i) if the offering is prevented by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than by reason of some act or omission of any Holder of Registrable Securities participating in such registration, or (ii) if the conditions to closing agreed to be the Company specified in any underwriting agreement entered into in connection with such registration are not satisfied by reason of a breach by the Company of its covenants contained therein.

         Section 2.3 "Piggyback" Registration Rights. If the Company, at any time after the expiration of the Restricted Period and prior to the earlier of
(i) the date on which all Registrable Securities shall have been disposed of by the Holders thereof or (ii) one year after the date of this Agreement, proposes to register under the Securities Act any class of the Company's equity or debt securities for sale to the public on a registration statement on Form S-1, S-2, S-3 or any successor form for the sale of equity securities to the public, then and in each such case the Company shall give fifteen (15) days prior written notice of such proposed registration to the Management Holder Representative and the Lancashire Holder Representative and shall cause such number of Registrable Securities as shall be requested by the Holder Representatives on behalf of the Holders included in such request within ten (10) days thereafter to be included, upon the same terms (including the method of distribution), in any such offering. The Company may, without the consent of the Management Holder Representative and/or the Lancashire Holder Representative, as applicable, withdraw any such registration and abandon any proposed offering if in the reasonable good faith belief of the Board of Directors of the Company such withdrawal and abandonment appears to be in the Company's best interests. The failure of any Holder to exercise its rights hereunder with respect to any registration shall not constitute a waiver of its rights to participate in any other registration. The foregoing obligations shall be subject to the following conditions and limitations:

                  (i) The Company shall not be required to give such notice or include any Registrable Securities in any form of registration statement unless such Registrable Securities of such Holder are eligible for inclusion in the applicable form of registration statement as described above;

                  (ii) In an Underwritten Public Offering of the Registrable Securities, each Holder shall agree (a) to have the Registrable Securities sold to or by such underwriter or managing agent on terms substantially equivalent to the terms upon which the Company is selling the securities so registered by it, and (b) to delay the sale of any securities of the Company not sold by it in such registration statement for the period requested by such underwriter or managing agent up to 180 days (or such lesser amount of time if permitted by such underwriter or managing agent) following the effective date of such registration statement, provided that the length of time which the Company shall be required to maintain the effectiveness of any shelf

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                           registration statement which shall then be effective
                           pursuant to Section 2.1 or Section 2.2 shall be extended by the number of days of such delay;

                  (iii) If any underwriter in such Underwritten Public Offering shall advise the Company that it declines to include a portion of the Registrable Securities requested by the Holders to be included in the registration statement, then in case of an exclusion as to a portion of such Registrable Securities, such portion shall be allocated among the Holders in proportion to the respective number of shares of common stock requested to be registered by such Holders of the Company's securities. The Holders hereby acknowledge and agree that the Holders shall be subordinate in priority of registration to any person to whom the Company has granted registration rights prior to the date hereof, and the Company hereby acknowledges and agrees that the Holders shall rank pari passu in priority of registration to any person to whom the Company may grant rights to registration after the date hereof and that the Company shall not grant any "piggyback" or incidental registration rights after the date hereof which shall be superior in priority of registration to the rights of the Holders; and

                  (iv) The fees and expenses of the offering shall be borne by the Company; provided, however, that the Holders will pay all of the underwriting discounts and commissions, transfer taxes, transfer agent fees and the expenses, disbursements and charges of their own counsel with respect to the Registrable Securities.

         Section 2.4 Undertakings of Holders. As a condition of the registration provided for in this Section 2, each Holder who includes Registrable Securities in such registration shall (a) furnish such information concerning itself and the terms of its proposed offering to the Company as requested in connection with such registration; (b) agree to indemnify the Company (and each of its officers and directors who have signed the registration statement relating to the registration) and each person, if any, who controls the Company within the meaning of the Securities Act, the underwriters and each person, if any, who controls such underwriter within the meaning of the Securities Act, to the extent customary and reasonably deemed necessary by the Company with respect to the accuracy of any information so furnished by such Holder; and (c) reasonably cooperate with the Company and its representatives to cause such registration to become effective at the earliest practicable time.

         Section 2.5 Additional Undertakings of the Company. Without limiting the generality of the provisions of this Section 2, if and whenever the Company is under an obligation to effect the registration of any Registrable Securities, the Company shall at its sole cost and expense:

                  (i) furnish to the Holder such numbers of each prospectus (including each preliminary prospectus and prospectus supplement) in conformity with the requirements of the Securities Act, and such other documents as are

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                           reasonably requested by the Holder to facilitate the
                           public offering of its Registrable Securities; and

                  (ii) use its reasonable efforts to register or qualify the Registrable Securities covered by such registration under the securities or blue sky laws of such jurisdictions (and shall do any and all other acts or things) as is reasonable to enable the Holder to consummate the public sale or the disposition of its Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         Section 2.6 Indemnification.

         (a) In the case of each registration effected by the Company pursuant to this Agreement in which any Holder's Registrable Securities are included, the Company agrees to indemnify and hold harmless such Holder against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company, and to reimburse them for any reasonable legal or other reasonable expenses incurred by them in connection with the investigation of any claims and defenses of any actions (subject to Section 2.6(c)), insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon: any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any document incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnification agreement contained in this Section 2.6(a) shall not apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by a Holder for use in connection with the preparation of the registration statement or any preliminary prospectus or final prospectus contained in the registration statement or any such amendment thereof or supplement thereto or any document incorporated by reference therein.

         (b) In the case of each registration effected by the Company pursuant to this Agreement in which any Holder's Registrable Securities are included, such Holder shall be obligated, in the same manner and to the same extent as set forth in Section 2.6(a), to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, its directors and officers, with respect to any statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereof or any preliminary prospectus or final prospectus (as amended or supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in

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conformity with information furnished in writing to the Company by such indemnifying person for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment thereof or supplement thereto; provided, however, that the liability of each Holder hereunder shall be limited to the proceeds received by each Holder from the sale of Registrable Securities covered by such registration statement, amendment, supplement or prospectus, as the case may be.

         (c) Each person to be indemnified pursuant to this Section 2.6 shall, promptly after its receipt of written notice of the commencement of any action against such indemnified person in respect of which indemnity may be sought from an indemnifying person under this Section 2.6, notify the indemnifying person in writing of the commencement thereof. The omission of any indemnified person to so notify an indemnifying person of the commencement of any such action shall not relieve the indemnifying person from any liability in respect of such action which it may have to such indemnified person on account of the indemnity agreement contained in this Section 2.6 except to the extent the indemnifying person shall be prejudiced thereby. If any such action shall be brought against any indemnified person and it shall notify an indemnifying person of the commencement thereof, the indemnifying person shall be entitled to participate therein and, to the extent it may desire, jointly with any other indemnifying persons similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified person, and after notice from the indemnifying person to such indemnified person of its election so to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person under this Section 2.6 for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed counsel in an action in which the indemnified party and indemnifying party are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties, (ii) the indemnifying party shall not have employed counsel satisfactory within the exercise of reasonable judgment of the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The undertaking contained in this Section 2.6 shall be in addition to any liabilities which the indemnifying person may have pursuant to law.

         (d) If the indemnification provided for in this Section 2.6 is unavailable to or insufficient to hold harmless an indemnified party under
Section 2.6 (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Section 2.7 Rule 144 Requirements. For a period commencing on the date of this Agreement ending upon the first to occur of (i) the second anniversary of the date of this Agreement or (ii) the sale of all Registrable Securities by the Holders, with a view to making available to each Holder the benefits of Rule 144 (or any successor rule thereto) promulgated under the Securities Act, the Company agrees to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act. Each Holder's right to require the Company to register the Registrable Securities pursuant to Sections 2.1, 2.2 and 2.3 shall expire at such time as the Registrable Securities held by such Holder are eligible for sale in the open market pursuant to Rule 144 (or any successor rule thereto) under the Securities Act or Section 4(1) thereof.

         Section 2.8 Transfer of Registration Rights. The registration rights described in this Section 2 shall not be transferable without the prior consent of the Company; provided, however, that a Holder may transfer such registration rights to a permitted transferee of Shares so long as (i) such transfer of Shares is conducted in compliance with all applicable transfer restrictions, whether imposed by contract, applicable law or otherwise, and (ii) such transferee is (a) a member of the Holder's immediate family or is a trust or family limited partnership established for the benefit of such a family member or (b) an affiliate, partner or shareholder of any Holder that is not a natural person; provided further, that such registration rights shall not be transferable by any transferee contemplated by the foregoing proviso who is a natural person.

                                   ARTICLE III
                                 TRANSFERABILITY

         Section 3.1 Transferability. Transfer of the Shares shall be made only on the books of the Company by the holders of record thereof or by their legal representatives who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, subject to the restrictions set forth in the Purchase Agreement and the documents and agreements contemplated thereby. The Holder(s) in whose name the Shares stand on the books of the Company shall be deemed by the Company to be owner(s) thereof for all purposes.

         Section 3.2 Restrictive Legends. Unless and until otherwise permitted by this Section, each instrument evidencing Shares shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

         The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and such shares may not be sold, transferred, pledged or hypothecated unless (1) covered by an effective registration statement under the Securities Act of 1933; (2) in accordance with Rule 144 of the rules and regulations of such act; or (3) in accordance with some other transaction which is exempt from the registration requirements of such act. Furthermore, the shares evidenced by this certificate have been offered and sold in reliance on the exemption from registration provided by Regulation S and/or other exemptions promulgated under the Securities Act of 1933.

         The shares represented by this certificate were issued pursuant to a business combination that is accounted for as a "pooling of interest" and may not be sold, nor may the owner thereof reduce his risk relative thereto in any way (except as permitted by SEC Staff Accounting Bulletin No. 76), until such time as Harbinger Corporation has published financial results covering at least 30 days of combined operations after the effective date of the event through which the business combination was effected.

The Company is hereby authorized to place "stop transfer" instructions on its records or to instruct any transfer agent to prevent the transfer of such shares except in conformity with this Article. Upon the request of the Holder, the Company shall cause the certificates representing the Shares to be reissued free of any legend relating to restrictions or transfer, as soon as practicable after the Company has been furnished evidence satisfactory to it that the restrictions of Regulation S are no longer applicable or, if the issuance of such shares was not pursuant to Regulation S, that the shares can be transferred pursuant to Rule 144(k).

         Section 3.3 Restriction on Transfer. No Shares may be transferred prior to the expiration of the Restricted Period. In addition, no Shareholder may transfer Shares other than under Sections 2.1, 2.2 and 2.3 until it has delivered written notice to the Company describing briefly the manner of any such proposed transfer and until (i) the Company has received from the Shareholder's counsel an opinion (reasonably satisfactory in form and substance to the Company's counsel) that such transfer can be made without compliance with the registration provisions of the Securities Act or any state securities law, or (ii) such transfer complies with Rule 144 or Regulation S (or comparable successor provisions) promulgated under the said Securities Act and applicable state securities act requirements, or (iii) a registration statement filed by the Company is declared effective by the SEC and under applicable state securities laws or steps necessary to perfect exemptions from such registration are completed.

         Notwithstanding anything to the contrary herein, in the event that there is an Underwritten Public Offering of securities of the Company pursuant to a registration covering Registrable Securities and a Holder of Registrable Securities does not sell his Registrable Securities to the underwriters of the Company's securities in connection with such offering, such Holder shall refrain from selling such Registrable Securities during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such Holder shall, in any event, be entitled to sell its Registrable Securities commencing on the ninetieth (90th) day after the effective date of such registration statement in accordance with the terms hereof or such other amount of time that may be required by the underwriter of similarly situated holders of the Company's securities and provided further that the length of time which the Company shall be required to maintain the effectiveness of any shelf registration statement which shall then be effective pursuant to Section 2.1 or Section 2.2 shall be extended by the number of days of which the Holders shall be required to refrain from selling pursuant to this paragraph.

                                   ARTICLE IV
                                  MISCELLANEOUS

    Section 4.1 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service (with postage and other fees prepaid) as follows:

    If to Company:                    Harbinger Corporation
                                      1055 Lenox Park Blvd.
                                      Atlanta, Georgia  30319-5309
                                      Attn: President
                                      Telecopy No.: 404/467-3476

    with a copy to:                   Harbinger Corporation
                                      1055 Lenox Park Boulevard
                                      Atlanta, Georgia 30319-5309
                                      Attn:  Mr. Loren B. Wimpfheimer
                                      Telecopy No.  404/467-3476

    and a copy to:                    Morris, Manning & Martin, L.L.P.
                                      3343 Peachtree Road, N.E.
                                      Suite 1600
                                      Atlanta, Georgia 30326
                                      Attn:  John C. Yates, Esq.
                                      Telecopy No.: 404/365-9532

    If to the Management Holders:     c/o Allan W. Gray
                                      17 Durham Close, Westhoughton,
                                      Lancashire, BLS 2RP, England, U.K.
                                      Telecopy No.:  01942 814712

    If to the Lancashire Holders:     c/o Lancashire Enterprise Ventures Limited
                                      17 Ribblesdale Place
                                      Preston PR1 3NA, England, U.K.
                                      Attn: Mr. Richard Bamford
                                      Telecopy No.: 011-44-1772-880697
    with a copy to:                    LAYTONS
                                       22 St. John Street
                                       Manchester M3 4EB, England, U.K.
                                       Attn: John Gavan
                                       Telecopy No.: 011-44-161-834-6862

         Section 4.2 Remedies. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

         Section 4.3 Effect of Sale. Any Holder who sells all of his Registrable Securities pursuant to the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

         Section 4.4 Amendment. This Agreement may not be modified or amended except in a writing signed by the Company and the holders of 66-2/3% of the total Registrable Securities outstanding at such time (with any shares of Registrable Securities issuable upon conversion of other securities deemed to be outstanding for these purposes).

         Section 4.5 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Georgia, U.S.A.

         Section 4.6 Jurisdiction. All legal actions to enforce or interpret the provisions of this Agreement shall be filed in a court of the State of Georgia or of the United States District Court having jurisdiction over Fulton County, Georgia. All parties irrevocably waive any objection they may have to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waive any claim that any such suit, action or proceeding so brought has been brought in an inconvenient forum and further waive the right to object that such court does not have jurisdiction over such party. No party shall bring a suit, action or proceeding in respect of this Agreement in any other jurisdiction than as aforesaid.

         Section 4.7 Successors and Assigns. This Agreement shall be binding upon and inure to the parties contained in this Agreement and their respective heirs, executors, distributees, successors (including successors by merger) and permitted assigns.

         Section 4.8 Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

         Section 4.9 Section Headings. The section and paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         Section 4.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

         Section 4.11 Entire Agreement. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         Section 4.12 Time of the Essence. Time is of the essence with respect to every provision of this Agreement.

         Section 4.13 Pooling of Interests. If any provision of this Agreement or the application of any such provision to any person or circumstance precludes the use of "pooling of interests" accounting treatment in connection with the Purchase Agreement, then such provision shall be of no force and effect to the extent, and solely to the extent necessary to preserve such accounting treatment pursuant to the Purchase Agreement, and in that event, the remainder of this Agreement shall not be affected, and in lieu of such provision there shall be added as part of this Agreement a provision as similar in terms as may be possible for the purchase under the Purchase Agreement to be treated as a "pooling of interests" for accounting purposes.

         Section 4.14 Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other gender.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed by its duly authorized officers and the Shareholders have executed this Agreement, as of the day and year first above written.

                              HARBINGER CORPORATION

                              By:
                                  ----------------------------------------
                              Name:  Theodore E. Ciochon
                              Title: Vice President


                              SHAREHOLDERS:

                              LANCASHIRE ENTERPRISE VENTURES LIMITED

                              By:
                                  ----------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                     -------------------------------------




                              --------------------------------------------
                              Philip J. Bird




                              --------------------------------------------
                              Allan W. Gray




                              --------------------------------------------
                              Tom P.C. Reynolds




                              --------------------------------------------
                              C.G. Summers

                                   Schedule I

                   Shareholder                       Number of Shares
                   -----------                       ----------------
              Lancashire Enterprise
                 Ventures Limited                          84,837

              Philip J. Bird                               84,152

              Allan W. Gray                                84,152

              Tom P.C. Reynolds                            29,129

              C.G. Summers                                 29,129